Exhibit 99.1

OpenText Reports Third Quarter Fiscal Year 2015 Financial Results

•	Recurring revenue was $383.6 million, up 4%; in constant currency*, up 10%

•	Cloud services revenue was $143.8 million, up 12%; in constant currency, up 17%

•	Record operating cash flow of $143.1 million and raises quarterly dividend to $0.20

•	Total revenue was $447.6 million, up 1%; in constant currency, up 8%
Waterloo, ON, April 28, 2015 - Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) announced today its financial results for the third quarter ended March 31, 2015.
Financial Highlights for Q3 FY15 with Year Over Year Comparisons (1)

Summary of Quarterly Results
	Q3 FY15	Q3 FY14	$ Change	% Change
Revenues: (in millions)
Cloud services	$143.8	$128.4	$15.4	12.0%
Customer support	184.3	180.3	4.0	2.2%
Professional service and other	55.5	61.0	(5.5)	(9.0)%
Total Recurring revenues	$383.6	$369.7	$13.9	3.8%
License	64.0	73.1	(9.1)	(12.4)%
Total revenues	$447.6	$442.8	$4.8	1.1%
Non-GAAP-based operating margin (2)	25.7%	29.1%	n/a	(340)	bps
GAAP-based operating margin	11.8%	15.1%	n/a	(330)	bps
Non-GAAP-based EPS, diluted (2)	$0.66	$0.84	($0.18)	(21.4)%
GAAP-based EPS, diluted	$0.22	$0.38	($0.16)	(42.1)%
Operating cash flows (in millions)	$143.1	$141.4	$1.7	1.2%

Summary of Quarterly Results - Constant Currency
	Q3 FY15 re-presented on a constant currency basis	Q3 FY14	$ Change	% Change		FX impact - higher (lower)
Revenues: (in millions)
Cloud services	$149.9	$128.4	$21.5	16.7%		($6.1)
Customer support	198.2	180.3	17.9	9.9%		(13.9)
Professional service and other	60.1	61.0	(0.9)	(1.5)%		(4.6)
Total Recurring revenues	$408.2	$369.7	$38.5	10.4%		($24.6)
License	$70.3	73.1	(2.8)	(3.8)%		(6.3)
Total revenues	$478.5	$442.8	$35.7	8.1%		($30.9)
Non-GAAP-based operating margin (2)	26.3%	29.1%	n/a	(280)	bps
Non-GAAP-based EPS, diluted (2)	$0.73	$0.84	($0.11)	(13.1)%		($0.07)

“In Q315, our cloud revenue grew 12%, up 17% in constant currency and we closed 7 iX deals over $1 million, the benefit of which we will see in our future ongoing cloud revenues," said OpenText CEO Mark J. Barrenechea. “Our products and services are resonating with enterprise customers and OpenText is well positioned to lead the digital transformation in the cloud.”

Barrenechea further added, “As for our quarterly financial results, we did not meet our full financial objectives. As for revenue, we were affected by foreign exchange and customers transitioning to our cloud; as for profit, we were affected by foreign exchange and unique items in the quarter, such as acquisitions, litigation costs and others, the benefits of which should be seen in future quarters. With that said, I am pleased that our recurring revenues grew by 4%, up 10% in constant currency, and we had record operating cash flows of $143.1 million in the quarter.”

“Foreign currency volatility continued to have a significant impact on our results in the quarter and on a year-to-date basis.” said John Doolittle, OpenText CFO. “Although we are fighting currency headwinds, we are pleased with our growth in recurring revenues and our operating cash flow performance, attributed to our strong working capital management this quarter. Based on the operating cash performance, our strong liquidity position and our focus on delivering value to shareholders, we have increased our quarterly dividend to $0.20.”

*Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.

Business Highlights

•	OpenText buys Actuate Corporation and Informative Graphics Corporation

•	10 customer transactions over $1 million, 7 cloud contract signings in the OpenText Cloud and 3 on-premises

•	Financial, services and public sector industries saw the most demand

•	Cloud customer successes in the quarter include SleepMed, Roche Diagnostics, KPN and Pillar Administration

•
On-premises customer successes in the quarter include BLS AG, Dover Corp, FACC Operations GmbH, Annenberg Foundation Center, State of Maine Office of Information Technology, Tangerine Bank, Serco and Region of Peel

•	OpenText completes EIM Suite enhancements (SP1) to deliver customer success in the digital-first world

•	OpenText adds analytics for B2B transactions to provide greater supply chain insight

•	OpenText offers a new communications hub for omni-channel interactions in the cloud

•	OpenText announces new contract management system to automate contract processing

•	OpenText announces new compliance and performance capabilities to ensure fast, secure transfer of files

•	OpenText wins patent infringement trial against Box and Carahsoft

Dividend Program Highlights

Cash Dividend - Raised by 16%
As part of our quarterly, non cumulative cash dividend program the Board declared on April 27, 2015 a sixteen percent increase in its quarterly cash dividend from $0.1725 to $0.20 per Common Share. The record date for this dividend is May 29, 2015 and the payment date is June 19, 2015. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of our Board of Directors.

Summary of Quarterly Results
	Q3 FY15	Q2 FY15	Q3 FY14	% Change (Q3 FY15 vs Q2 FY15)		% Change (Q3 FY15 vs Q3 FY14)
Revenue (million)	$447.6	$467.8	$442.8	(4.3)%		1.1%
GAAP-based gross margin	65.7%	68.1%	67.3%	(240)	bps	(160)	bps
GAAP-based operating margin	11.8%	23.6%	15.1%	(1,180)	bps	(330)	bps
GAAP-based EPS, diluted	$0.22	$0.60	$0.38	(63.3)%		(42.1)%
Non-GAAP-based gross margin (2)	70.8%	72.2%	71.3%	(140)	bps	(50)	bps
Non-GAAP-based operating margin (2)	25.7%	32.8%	29.1%	(710)	bps	(340)	bps
Non-GAAP-based EPS, diluted (2)	$0.66	$0.97	$0.84	(32.0)%		(21.4)%

Summary of Year to Date Results
	Q3 FY15 YTD	Q3 FY14 YTD	% Change
Revenue (million)	$1,369.2	$1,130.7	21.1%
GAAP-based gross margin	67.1%	68.3%	(120)	bps
GAAP-based operating margin	19.4%	17.1%	230	bps
GAAP-based EPS, diluted	$1.35	$1.08	25.0%
Non-GAAP-based gross margin (2)	71.5%	73.0%	(150)	bps
Non-GAAP-based operating margin (2)	31.0%	30.1%	90	bps
Non-GAAP-based EPS, diluted (2)	$2.59	$2.32	11.6%

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm .

A replay of the call will be available beginning April 28, 2015 at 7:00 p.m. ET through 11:59 p.m. on May 12, 2015 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1469 followed by the number sign.

Please see below note (2) for a reconciliation of non-U.S. GAAP-based financial measures used in this press release, to U.S. GAAP-based financial measures.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in Fiscal 2015 on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, its financial condition, results of operations and earnings, declaration of quarterly dividends, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; and (ix) the Company's financial condition and capital requirements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products and services to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company's customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the final determination of litigation, tax audits and other legal proceedings; (viii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (ix) the continuous commitment of the Company's customers; and (x) demand for the Company's products. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

United States:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Canada:

Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
Waterloo: 519-888-7111 ext. 2446
smehan@opentext.com

Copyright ©2015 Open Text Corporation. OpenText is a trademark or registered trademark of Open Text SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text SA or other respective owners. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2015	June 30, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$613,177	$427,890
Short-term investments	19,029	—
Accounts receivable trade, net of allowance for doubtful accounts of $6,818 as of March 31, 2015 and $4,727 as of June 30, 2014	251,826	292,929
Income taxes recoverable	20,543	24,648
Prepaid expenses and other current assets	53,563	42,053
Deferred tax assets	35,936	28,215
Total current assets	994,074	815,735
Property and equipment	155,129	142,261
Goodwill	2,155,243	1,963,557
Acquired intangible assets	730,673	725,318
Deferred tax assets	149,570	156,712
Other assets	84,223	52,041
Deferred charges	41,043	52,376
Long-term income taxes recoverable	8,587	10,638
Total assets	$4,318,542	$3,918,638
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$212,397	$231,954
Current portion of long-term debt	15,802	62,582
Deferred revenues	364,728	332,664
Income taxes payable	4,529	31,630
Deferred tax liabilities	2,220	1,053
Total current liabilities	599,676	659,883
Long-term liabilities:
Accrued liabilities	30,802	41,999
Deferred credits	14,089	17,529
Pension liability	64,000	60,300
Long-term debt	1,582,000	1,256,750
Deferred revenues	20,042	17,248
Long-term income taxes payable	163,232	162,131
Deferred tax liabilities	65,659	60,631
Total long-term liabilities	1,939,824	1,616,588
Shareholders' equity:
Share capital
122,207,636 and 121,758,432 Common Shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively; Authorized Common Shares: unlimited	806,532	792,834
Additional paid-in capital	120,246	112,398
Accumulated other comprehensive income	43,720	39,449
Retained earnings	818,666	716,317
Treasury stock, at cost (407,725 shares at March 31, 2015 and 763,278 at June 30, 2014, respectively)	(10,680)	(19,132)
Total OpenText shareholders' equity	1,778,484	1,641,866
Non-controlling interests	558	301
Total shareholders' equity	1,779,042	1,642,167
Total liabilities and shareholders' equity	$4,318,542	$3,918,638

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenues:
License	$63,958	$73,083	$198,397	$209,553
Cloud services	143,822	128,400	445,097	212,178
Customer support	184,335	180,290	547,707	523,155
Professional service and other	55,462	60,981	178,008	185,835
Total revenues	447,577	442,754	1,369,209	1,130,721
Cost of revenues:
License	3,014	3,527	9,514	9,867
Cloud services	59,989	49,464	174,959	79,692
Customer support	24,092	25,206	71,252	71,785
Professional service and other	44,330	49,218	136,332	145,898
Amortization of acquired technology-based intangible assets	22,136	17,147	58,548	51,712
Total cost of revenues	153,561	144,562	450,605	358,954
Gross profit	294,016	298,192	918,604	771,767
Operating expenses:
Research and development	53,222	47,199	144,134	129,332
Sales and marketing	95,787	93,700	265,896	244,403
General and administrative	45,722	39,336	121,327	101,037
Depreciation	12,809	10,527	37,516	23,883
Amortization of acquired customer-based intangible assets	28,250	24,679	79,498	54,388
Special charges	5,622	15,902	4,032	25,901
Total operating expenses	241,412	231,343	652,403	578,944
Income from operations	52,604	66,849	266,201	192,823
Other income (expense), net	(9,550)	1,652	(28,737)	2,838
Interest and other related expense, net	(16,872)	(9,734)	(36,426)	(17,159)
Income before income taxes	26,182	58,767	201,038	178,502
Provision for (recovery of) income taxes	(309)	12,971	35,401	48,576
Net income for the period	$26,491	$45,796	$165,637	$129,926
Net (income) loss attributable to non-controlling interests	119	88	(114)	88
Net income attributable to OpenText	$26,610	$45,884	$165,523	$130,014
Earnings per share—basic attributable to OpenText	$0.22	$0.38	$1.36	$1.09
Earnings per share—diluted attributable to OpenText	$0.22	$0.38	$1.35	$1.08
Weighted average number of Common Shares outstanding—basic	122,158	120,873	122,042	119,048
Weighted average number of Common Shares outstanding—diluted	123,054	122,100	122,980	120,031
Dividends declared per Common Share	$0.1725	$0.1500	$0.5175	$0.4500

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net income for the period	$26,491	$45,796	$165,637	$129,926
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	9,280	(1,087)	17,626	(733)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss)	(2,801)	(1,604)	(7,017)	(1,517)
Loss reclassified into net income	2,488	1,237	3,485	2,410
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss)	(3,052)	(1,808)	(10,107)	(781)
Amortization of actuarial loss into net income	75	74	280	220
Unrealized gain on short-term investments	4	—	4	—
Unrealized gain on marketable securities (Actuate)	—	—	1,906	—
Release of unrealized gain on marketable securities (Actuate)	(1,906)	—	(1,906)	—
Total other comprehensive income (loss), net, for the period	4,088	(3,188)	4,271	(401)
Total comprehensive income	30,579	42,608	169,908	129,525
Comprehensive income attributable to non-controlling interests	119	88	(114)	88
Total comprehensive income attributable to OpenText	$30,698	$42,696	$169,794	$129,613

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income for the period	$26,491	$45,796	$165,637	$129,926
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	63,195	52,353	175,562	129,983
Share-based compensation expense	6,562	4,418	15,940	15,707
Excess tax benefits on share-based compensation expense	16	(594)	(1,611)	(1,675)
Pension expense	1,180	1,174	3,602	1,964
Amortization of debt issuance costs	1,135	1,016	3,410	2,060
Amortization of deferred charges and credits	2,630	2,706	7,893	8,640
Loss on sale and write down of property and equipment	118	—	118	15
Deferred taxes	(5,256)	(1,005)	(4,037)	(4,203)
Release of unrealized gain on marketable securities to income	(3,098)	—	(3,098)	—
Write off of unamortized debt issuance costs	2,919	—	2,919	—
Changes in operating assets and liabilities:
Accounts receivable	36,311	9,953	76,560	19,129
Prepaid expenses and other current assets	(3,304)	(14,464)	(4,001)	(18,625)
Income taxes	(10,245)	3,169	1,354	5,578
Deferred charges and credits	—	1,382	—	9,870
Accounts payable and accrued liabilities	(16,421)	(22,032)	(53,747)	(32,878)
Deferred revenue	39,450	60,156	6,705	20,022
Other assets	1,428	(2,614)	(1,992)	(3,300)
Net cash provided by operating activities	143,111	141,414	391,214	282,213
Cash flows from investing activities:
Additions of property and equipment	(12,325)	(8,215)	(60,586)	(28,443)
Proceeds from maturity of short-term investments	7,092	—	7,092	—
Purchase of patents	—	—	—	(192)
Purchase of Actuate Corporation, net of cash acquired	(291,768)	—	(291,768)	—
Purchase of Informative Graphics Corporation, net of cash acquired	(35,180)	—	(35,180)	—
Purchase of GXS Group, Inc., net of cash acquired	—	(1,077,671)	—	(1,077,671)
Purchase of Cordys Holding B.V., net of cash acquired	—	—	—	(30,588)
Purchase of a division of Spicer Corporation	—	—	(222)	—
Purchase consideration for prior period acquisitions	(147)	(222)	(590)	(665)
Other investing activities	(482)	(1,573)	(8,915)	(2,547)
Net cash used in investing activities	(332,810)	(1,087,681)	(390,169)	(1,140,106)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	(16)	594	1,611	1,675
Proceeds from issuance of Common Shares	3,689	14,289	12,827	19,718
Equity issuance costs	—	(144)	—	(144)
Purchase of Treasury Stock	(1,251)	(1,275)	(1,251)	(1,275)
Proceeds from long-term debt	800,000	800,000	800,000	800,000
Repayment of long-term debt	(493,655)	(13,412)	(520,485)	(32,499)
Debt issuance costs	(16,673)	(15,759)	(18,076)	(16,032)
Payments of dividends to shareholders	(21,075)	(18,224)	(63,174)	(53,692)
Net cash used in financing activities	271,019	766,069	211,452	717,751
Foreign exchange gain (loss) on cash held in foreign currencies	(10,953)	915	(27,210)	5,768
Increase (decrease) in cash and cash equivalents during the period	70,367	(179,283)	185,287	(134,374)
Cash and cash equivalents at beginning of the period	542,810	515,354	427,890	470,445
Cash and cash equivalents at end of the period	$613,177	$336,071	$613,177	$336,071

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (non-GAAP).These non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain non-GAAP measures defined below.
Non-GAAP-based net income and non-GAAP-based EPS are calculated as net income or net income per share on a diluted basis, excluding, the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges, all net of tax. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets. Non-GAAP-based gross margin is calculated as non-GAAP-based gross profit expressed as a percentage of revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding, the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation. Non-GAAP-based operating margin is calculated as non-GAAP-based income from operations expressed as a percentage of revenue.
The Company's management believes that the presentation, of the above defined non-GAAP financial measures, provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary non-GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2015. (In thousands except for per share amounts)
	Three Months Ended March 31, 2015
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$59,989		$(182)	(1)	$59,807
Customer support	24,092		(224)	(1)	23,868
Professional service and other	44,330		(316)	(1)	44,014
Amortization of acquired technology-based intangible assets	22,136		(22,136)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	294,016	65.7%	22,858	(3)	316,874	70.8%
Operating expenses
Research and development	53,222		(654)	(1)	52,568
Sales and marketing	95,787		(1,919)	(1)	93,868
General and administrative	45,722		(3,267)	(1)	42,455
Amortization of acquired customer-based intangible assets	28,250		(28,250)	(2)	—
Special charges (recoveries)	5,622		(5,622)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	52,604	11.8%	62,570	(5)	115,174	25.7%
Other income (expense), net	(9,550)		9,550	(6)	—
Provision for (recovery of) income taxes	(309)		18,122	(7)	17,813
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	26,610		53,998	(8)	80,608
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.22		$0.44	(8)	$0.66

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1% and a non-GAAP-based tax rate of 18%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as movements in FIN48 and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 18%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended March 31, 2015
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$80,608	$0.66
Less:
Amortization	50,386	0.41
Share-based compensation	6,562	0.05
Special charges (recoveries)	5,622	0.05
Other (income) expense, net	9,550	0.08
GAAP-based provision for (recovery of) income taxes	(309)	—
Non-GAAP based provision for income taxes	(17,813)	(0.15)
GAAP-based net income, attributable to OpenText	$26,610	$0.22

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2015. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2015
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$174,959		$(581)	(1)	$174,378
Customer support	71,252		(632)	(1)	70,620
Professional service and other	136,332		(914)	(1)	135,418
Amortization of acquired technology-based intangible assets	58,548		(58,548)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	918,604	67.1%	60,675	(3)	979,279	71.5%
Operating expenses
Research and development	144,134		(1,831)	(1)	142,303
Sales and marketing	265,896		(6,587)	(1)	259,309
General and administrative	121,327		(5,395)	(1)	115,932
Amortization of acquired customer-based intangible assets	79,498		(79,498)	(2)	—
Special charges (recoveries)	4,032		(4,032)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	266,201	19.4%	158,018	(5)	424,219	31.0%
Other income (expense), net	(28,737)		28,737	(6)	—
Provision for (recovery of) income taxes	35,401		34,288	(7)	69,689
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	165,523		152,467	(8)	317,990
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.35		$1.24	(8)	$2.59

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as movements in FIN48 and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 18%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Nine Months Ended March 31, 2015
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$317,990	$2.59
Less:
Amortization	138,046	1.12
Share-based compensation	15,940	0.13
Special charges (recoveries)	4,032	0.03
Other (income) expense, net	28,737	0.23
GAAP-based provision for (recovery of) income taxes	35,401	0.29
Non-GAAP based provision for income taxes	(69,689)	(0.56)
GAAP-based net income, attributable to OpenText	$165,523	$1.35

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2014. (In thousands except for per share amounts)
	Three Months Ended December 31, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$56,974		$(186)	(1)	$56,788
Customer support	23,942		(234)	(1)	23,708
Professional service and other	46,641		(335)	(1)	46,306
Amortization of acquired technology-based intangible assets	18,206		(18,206)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	318,670	68.1%	18,961	(3)	337,631	72.2%
Operating expenses
Research and development	46,170		(614)	(1)	45,556
Sales and marketing	90,010		(2,594)	(1)	87,416
General and administrative	39,849		(966)	(1)	38,883
Amortization of acquired customer-based intangible assets	25,364		(25,364)	(2)	—
Special charges (recoveries)	(5,759)		5,759	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	110,571	23.6%	42,740	(5)	153,311	32.8%
Other income (expense), net	(9,314)		9,314	(6)	—
Provision for (recovery of) income taxes	18,308		7,559	(7)	25,867
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,287		44,495	(8)	118,782
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.60		$0.37	(8)	$0.97

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 20% and a non-GAAP-based tax rate of 18%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as movements in FIN48 and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 18%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended December 31, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$118,782	$0.97
Less:
Amortization	43,570	0.35
Share-based compensation	4,929	0.04
Special charges (recoveries)	(5,759)	(0.05)
Other (income) expense, net	9,314	0.08
GAAP-based provision for (recovery of) income taxes	18,308	0.15
Non-GAAP based provision for income taxes	(25,867)	(0.20)
GAAP-based net income, attributable to OpenText	$74,287	$0.60

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the three months ended March 31, 2014. (In thousands except for per share amounts)
	Three Months Ended March 31, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues:
Cloud services	$49,464		$(167)	(1)	$49,297
Customer support	25,206		(138)	(1)	25,068
Professional service and other	49,218		(245)	(1)	48,973
Amortization of acquired technology-based intangible assets	17,147		(17,147)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	298,192	67.3%	17,697	(3)	315,889	71.3%
Operating expenses
Research and development	47,199		(384)	(1)	46,815
Sales and marketing	93,700		(1,926)	(1)	91,774
General and administrative	39,336		(1,558)	(1)	37,778
Amortization of acquired customer-based intangible assets	24,679		(24,679)	(2)	—
Special charges (recoveries)	15,902		(15,902)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	66,849	15.1%	62,146	(5)	128,995	29.1%
Other income (expense), net	1,652		(1,652)	(6)	—
Provision for (recovery of) income taxes	12,971		3,814	(7)	16,785
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	45,884		56,680	(8)	102,564
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.46	(8)	$0.84

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 22% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as movements in FIN48 and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended March 31, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$102,564	$0.84
Less:
Amortization	41,826	0.34
Share-based compensation	4,418	0.04
Special charges (recoveries)	15,902	0.13
Other (income) expense, net	(1,652)	(0.01)
GAAP-based provision for (recovery of) income taxes	12,971	0.11
Non-GAAP based provision for income taxes	(16,785)	(0.15)
GAAP-based net income, attributable to OpenText	$45,884	$0.38

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the nine months ended March 31, 2014. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues:
Cloud services	$79,692		$(145)	(1)	$79,547
Customer support	71,785		(547)	(1)	71,238
Professional service and other	145,898		(743)	(1)	145,155
Amortization of acquired technology-based intangible assets	51,712		(51,712)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	771,767	68.3%	53,147	(3)	824,914	73.0%
Operating expenses
Research and development	129,332		(1,906)	(1)	127,426
Sales and marketing	244,403		(6,200)	(1)	238,203
General and administrative	101,037		(6,166)	(1)	94,871
Amortization of acquired customer-based intangible assets	54,388		(54,388)	(2)	—
Special charges (recoveries)	25,901		(25,901)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	192,823	17.1%	147,708	(5)	340,531	30.1%
Other income (expense), net	2,838		(2,838)	(6)	—
Provision for (recovery of) income taxes	48,576		(3,216)	(7)	45,360
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	130,014		148,086	(8)	278,100
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.08		$1.24	(8)	$2.32

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, special charges and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as movements in FIN48 and valuation allowance reserves, tax arising on internal reorganizations, and “book to return” adjustments for tax return filings and tax assessments (in total “adjusted expenses”). In arriving at our non-GAAP-based tax rate of 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Nine Months Ended March 31, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$278,100	$2.32
Less:
Amortization	106,100	0.88
Share-based compensation	15,707	0.13
Special charges (recoveries)	25,901	0.22
Other (income) expense, net	(2,838)	(0.02)
GAAP-based provision for (recovery of) income taxes	48,576	0.40
Non-GAAP based provision for income taxes	(45,360)	(0.37)
GAAP-based net income, attributable to OpenText	$130,014	$1.08

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2015 and 2014:

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	14%	27%	17%
GBP	8%	8%	9%	10%
CAD	5%	12%	4%	14%
USD	52%	49%	48%	42%
Other	12%	17%	12%	17%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2015		Nine Months Ended March 31, 2014
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	24%	15%	28%	18%
GBP	9%	8%	8%	9%
CAD	5%	12%	5%	16%
USD	50%	47%	48%	41%
Other	12%	18%	11%	16%
Total	100%	100%	100%	100%

*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges

(4) Currency impact on selected GAAP-based and non-GAAP-based measures for the nine months ended March 31, 2015*

The following tables illustrate the impact of foreign exchange rates (FX) on selected GAAP-based and non-GAAP-based measures for the respective periods:

YTD Highlights - Constant Currency basis
	Q3 FY15 YTD re-presented on a constant currency basis	Q3 FY14 YTD	$ Change	% Change		FX impact - higher (lower)
Revenues: (in millions)
Cloud services	453.4	212.2	$241.2	113.7%		(8.4)
Customer support	565.9	523.2	42.7	8.2%		(18.2)
Professional service and other	184.4	185.8	(1.4)	(0.8)%		(6.4)
Total Recurring revenues	$1,203.8	$921.2	$282.5	30.7%		($33.0)
License	207.5	209.5	(2.0)	(1.0)%		($9.1)
Total revenues	$1,411.3	$1,130.7	$280.5	24.8%		($42.1)
Non-GAAP-based operating margin (2)	31.0%	30.1%	n/a	90	bps
Non-GAAP-based EPS, diluted (2)	$2.68	$2.32	$0.36	15.5%		($0.09)

* Individual line items may be adjusted by non-material amounts to enable totals to align to published financial statements.